                                                                     EXHIBIT 6.6

              MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT,
               FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS


          THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS (this "Mortgage") is executed on December 18, 1997 by MEADOWS PRESERVATION, INC., a Florida corporation, having an office at 2555 PGA Boulevard, Palm Beach Gardens, Florida 33410, as mortgagor ("Mortgagor"), to MHC LENDING LIMITED PARTNERSHIP, an Illinois limited partnership, having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800 Chicago, Illinois 60606, as mortgagee (together with its successors and assigns, "Mortgagee"), and any other holder or holders
                                  ---------
of all or any part of the Obligations. All capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.1 hereof.
                                                   -----------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Mortgagor has requested Mortgagee to lend to Mortgagor the sum of Twelve Million Three Hundred Forty-one Thousand Six Hundred Ninety-three 46/100 Dollars ($12,341,693.46), upon the terms and conditions set forth in this Mortgage and the Term Sheet; and

          WHEREAS, Mortgagee has agreed to lend the said sum of Twelve Million Three Hundred Forty-one Thousand Six Hundred Ninety-three 46/100 Dollars ($12,341,693.46) to Mortgagor, conditioned, among other things, upon Mortgagor executing and delivering to Mortgagee this Mortgage, constituting a first lien on the Mortgaged Property in order to better secure Mortgagor's performance of Mortgagor's obligations pursuant to the Note and the other Loan Documents.

          NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged by all parties, to secure full and complete payment and performance of the Obligations, including Mortgagor's performance of Mortgagor's obligations pursuant to the Note and the other Loan Documents, Mortgagor does hereby grant, pledge, mortgage, warrant, sell, transfer, assign, and convey unto Mortgagee subject only to the Permitted Encumbrances, the following (collectively, the "Mortgaged Property"):
                                                ------------------

          All of Mortgagor's right, title and interest, now owned or hereafter acquired, in and to the following described properties and interests and all replacements or substitutes therefor and all products and proceeds thereof, and accessions thereto, and whether held to be real or personal property, tangible or intangible:

          (1)  The Real Property;

          (2)  All Leases and Rents;

          (3) All proceeds or awards payable or to be payable under each policy of insurance relating to the Real Property, and any returned, refunded or rebated premiums in connection therewith;

          (4) All rights or awards due to Mortgagor arising out of any eminent domain or condemnation proceedings for the taking or for loss of value of any of the Real Property or any proceeds of any suit or action;

          (5) All revenue and income received by or on behalf of Mortgagor resulting from the operation of the Real Property as a mobile home park or manufactured home community, including, without limitation, all rent (i) paid by tenants for the use of lots located within the Real Property, or (ii) generated by other operations on the Real Property (collectively, "Revenue");
                                                         -------

          (6) All trademarks, trade names, logos, service marks, licenses, contract rights, general intangibles, franchises or symbols under which any of the Real Property is operated or the business of Mortgagor at the Real Property is conducted and all good will, books and records, tenant lists, correspondence, files and advertising materials and rights therein respecting the use, occupancy, possession, operation, management, maintenance, marketing and ownership of the Real Property

          (7) All accounts and accounts receivable, including all present and future right to payment from any consumer credit or charge card organization or entity (such as those organizations which sponsor or administer the American Express, Carte Blanche, Discover, Diners Club, Visa and Master Cards) arising out of the leasing and operation of, or the business conducted at or in relation to, any of the Real Property;

          (8) All contracts of sale and options relating to the disposition of all or any portion of the Real Property;

          (9) All monetary deposits which Mortgagor has been, or may be, required to give to any public or private utility with respect to utility services furnished, or to be furnished, to the Real Property;

          (10) All permits, licenses, franchises, certificates, and other rights and privileges obtained by Mortgagor in connection with the Real Property;

          (11) All environmental tests, studies and reports, current and future environmental claims and rights of action including tort claims and rights of indemnity and contribution under CERCLA (as hereinafter defined) against the prior owners, neighboring owners, tenants, consultants, advisors and third parties;

          (12) All agreements now or hereafter entered into by or on behalf of Mortgagor with any party with respect to the management, franchising, leasing, brokerage, promotional, marketing or consulting services rendered or to be rendered, with respect to the management, franchising, leasing, promotion, marketing, operation or sale of any portion of the Real Property;

          (13) All leasehold interests and assignments of leasehold interests now or hereafter obtained by or on behalf of Mortgagor as a lessee, to any land;

          (14) All of the plans, specifications, and drawings, including, without limitation, architectural and engineering plans, specifications and analyses heretofore or hereafter prepared by any architect or engineer with respect to any of the Real Property and which are available to or in the possession of Mortgagor;

          (15) All contracts, bonds and agreements now or hereafter entered into by and between Mortgagor and any contractor or other party, as well as all right, title, and interest of Mortgagor in, to, and under any subcontracts, providing for the construction (original, restorative or otherwise) of any of the Improvements, or the furnishing of any materials, supplies, equipment or labor in connection with any such construction;

          (16) All contracts, contract rights, bonds and agreements now or hereafter affecting the Real Property;

          (17) Any claim of Mortgagor against Mortgagee (now or hereafter existing) and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Mortgagor which at any time shall come into the possession, custody or control of Mortgagee (or any agent, affiliate, or subsidiary of Mortgagee);

          (18) Every deposit account including the entire balance therein (now or hereafter existing) of Mortgagor with any banking or financial institution, and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Mortgagor which at any time shall come into the possession, custody or control of any banking, or financial institution;

          (19) All books, records and computer software concerning the foregoing, and the property described in clauses (1) through (18) above; and

          (20) All later-acquired property, products and proceeds arising by virtue of any transaction related to the disposition of any portion of the foregoing.

          TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, hereditaments and appurtenances in anywise appertaining or belonging thereto, unto Mortgagee and Mortgagee's successors and assigns, for the uses and purposes hereinafter set forth, forever.

          FOR THE PURPOSE OF SECURING the payment of the principal indebtedness of TWELVE MILLION THREE HUNDRED FORTY-ONE THOUSAND SIX HUNDRED NINETY-THREE 46/100 DOLLARS ($12,341,693.46) together with all accrued and unpaid interest and the payment and performance of all other Obligations and all modifications, amendments, additions and extensions thereof.

          It is the intention of the parties hereto that this Mortgage shall also constitute a Security Agreement within the meaning of the Uniform Commercial Code as enacted in the state in which the Land is located (the "Code"). Mortgagor hereby grants a security interest to Mortgagee in the personalty and fixtures comprising a part of the Mortgaged Property, and such security interest shall attach for the benefit of Mortgagee to further secure the Indebtedness. Mortgagor hereby authorizes Mortgagee to file financing and continuation statements with respect to such collateral in which Mortgagor has a mortgageable interest, without the signature of Mortgagor, whenever lawful, and upon request, Mortgagor shall promptly execute financing and continuation statements in form satisfactory to Mortgagee to further evidence and secure Mortgagee's interest in such collateral, and shall pay all filing fees in connection therewith. In the event of the occurrence of one or more Events of Defaults, Mortgagee, pursuant to the applicable provision of the Code, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which event the default provisions of the Code shall not apply. The parties agree that in the event Mortgagee elects to proceed with respect to collateral constituting personalty or fixtures separately from the real property, the giving of five days' notice by Mortgagee, sent by an overnight mail service, postage prepaid, to Mortgagor at its address referred to in Section 5.13 hereof,
                                                            ------------
designating the place and time of any public sale or the time after which any private sale or other intended disposition of such collateral is to be made, shall be deemed to be reasonable notice thereof and Mortgagor waives any other notice with respect thereto.

          TO THE EXTENT that any of the Mortgaged Property is not subject to the Code and is not real property pursuant to Applicable Law, Mortgagor hereby assigns to Mortgagee all of Mortgagor's right, title and interest in and to the Mortgaged Property to secure the Obligations, together with the right of set-off with regard to such Mortgaged Property or any part thereof.

                                   ARTICLE 1

                                  DEFINITIONS

          Section 1.1  Definitions.  For purposes of this Mortgage, the
                       -----------
following terms shall have the respective meanings set forth in this Article 1:

          "Applicable Law" means, with respect to the Mortgaged Property or any
           --------------
portion thereof or any Person, any federal, state or local statute, law, code, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Laws) applicable to the Mortgaged Property or portion thereof, to manufactured home communities, mobile home parks or tenants thereof or to such Person or any of such Person's properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

          "Assignment of Leases and Rents" means the Assignment of Leases and
           ------------------------------
Rents, dated of even date herewith, and executed by the Mortgagor.

          "Bankruptcy Code" means Title 11 of the United States Code, as in
           ---------------
effect from time to time.

          "Clean-up" means any "removal," "remedial action," or "response," as
           --------
each such term is defined in sections 101(23) -101(25) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 26 U.S.C. (S)
(S) 4611 and 42 U.S.C. (S) (S) 9601 et seq. ("CERCLA").
                                    -- ---

          "Contamination" means the uncontained presence of any Hazardous
           -------------
Substances on, about, over or under the Mortgaged Property or arising from the Mortgaged Property which may require action under any of the Environmental Laws, or which may be in violation of any of the Environmental Laws.

          "Debtor Relief Laws" means any applicable relief, liquidation,
           ------------------
conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

          "Environmental Claims" means any and all claims, losses, suits, fines,
           --------------------
liens, penalties, judgments, actions, liabilities, damages and all reasonable expenses (including reasonable attorneys' fees, expert fees and disbursements) that may at any time be imposed upon, incurred by or asserted or awarded against Mortgagor, Mortgagee or the Real Property and attributable to circumstances occurring during the period Mortgagor holds fee title to the Real Property, and arising directly or indirectly from or out of: (i) the presence of Hazardous Substances or Contamination on, in, or under all or any portion of the Real Property, regardless of whether or not caused by or within the control of Mortgagor; (ii) the violation of any Environmental Laws relating to or affecting the Real Property or Mortgagor, whether or not caused by or within the control of Mortgagor; or (iii) the enforcement of this Mortgage, including, without limitation, (A) the costs of Clean-Up with respect to any and all Hazardous Substances or Contamination from all or any portion of the Real Property or any surrounding areas, (B) additional costs required to take necessary precautions to protect against the Release of Hazardous Substances on, in, under or affecting the Real Property or into the air, any body of water, any other public domain or any surrounding area, and (C) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Real Property or any surrounding areas.

          "Environmental Laws" means all Applicable Laws relating to the control
           ------------------
of any pollutant or the protection of human health, safety or the environment including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

          "Equipment" means, collectively, all fixtures, building materials,
           ---------
machinery, equipment, inventory, appliances, apparatus, furniture, furnishings, and personal property owned by Mortgagor and used in connection with or resulting from the operation of the Real Property.

          "Event of Default" has the meaning set forth in Section 3.1 hereof.
           ----------------                               -----------

          "Governmental Authority"  means any federal, territorial, state or
           ----------------------
local governmental authority, quasi-governmental authority, instrumentality, court, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing having jurisdiction over any of the Mortgaged Property or Mortgagor.

          "Hazardous Substances" means any chemical substance, object,
           --------------------
condition, material or waste that is or may be hazardous to human health, safety or the environment, including, without limitation, any chemicals, substances, materials and wastes: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) which are defined as "hazardous wastes," "hazardous substances," "hazardous materials," "toxic substances," "air pollutants," "toxic pollutants," "extremely hazardous waste" or "restricted hazardous waste" under any Environmental Laws; or (iii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, dangerous or mutagenic or otherwise hazardous and are regulated by any Governmental Authority; or (iv) the presence of which causes a nuisance to adjacent properties or poses a hazard to the health or safety of Persons; or (v) the presence of which on adjacent properties constitutes a trespass by Mortgagor; or (vi) without limitation, which contain radioactive materials, pesticides, pollutants, contaminants, chemicals, lead, ureaformaldehyde, flammable explosives, radon, gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos.

          "Impositions" means all (a) taxes, levies, fees, water and sewer
           -----------
rents, assessments and all other governmental charges and all charges for utility or communications services which may at any time be assessed, levied or imposed upon Mortgagor, the Mortgaged Property, this Mortgage or the Obligations or which may arise in connection with the ownership, use, occupancy or operation of the Mortgaged Property, (b) all income, excess profits, sales, gross receipts and other taxes, duties or imposts assessed, levied or imposed by any governmental authority on Mortgagor or the Mortgaged Property, (c) all lawful claims and demands of mechanics, materialmen and others which, if unpaid, might create a lien on the Mortgaged Property, and (d) insurance premiums and similar charges with respect to the ownership, use, occupancy or operation of the Mortgaged Property.

          "Improvements" means, collectively, all of the buildings,
           ------------
improvements, structures, Equipment, amenities and personal property and any additions or alterations thereto or replacements thereof which are now existing or are hereafter constructed and/or installed upon the Land.

          "Indebtedness" means all present and future indebtedness and
           ------------
obligations of Mortgagor to Mortgagee arising out of, relating to, evidencing or secured by the Loan, the Note or the other Loan Documents.

          "Land" means that certain tract of land located in Palm Beach County,
           ----
Florida, as more particularly described in Exhibit A attached hereto, together
                                           ---------
with all streets, vaults, alleys, strips and gores appurtenant to such land, and underlying roadways or public rights-of-way or otherwise.

          "Leases" means, collectively, all present and future ground leases,
           ------
lot leases, occupancy agreements, subleases, licenses, permits, concessions or other agreements or arrangements, whether oral or written, and all present and future agreements for the use or occupancy of all or any portion of the Land or any lots located thereon, together with any and all extensions or renewals thereof.

          "Lessee" means the lessee, sublessee, tenant, subtenant, licensee,
           ------
concession holder or other Person having the right to use or occupy all or any portion of the Real Property pursuant to a Lease or otherwise.

          "Lien" means any lien (including any mechanic's, judgment or tax
           ----
lien), mortgage, security interest, assignment, pledge or encumbrance, or conditional sale or title retention agreement or lease in the nature thereof, or any other interest in property, designed to secure the repayment of indebtedness, whether arising by agreement or under any Applicable Law, or otherwise.

          "Loan" means acquisition financing in the principal amount of TWELVE
           ----
MILLION THREE HUNDRED FORTY-ONE THOUSAND SIX HUNDRED NINETY-THREE 46/100 DOLLARS ($12,341,693.46) to be made to Mortgagor by Mortgagee pursuant to the Term Sheet, as such Loan may be extended, renewed, curtailed or increased from time to time."

          "Loan Documents" means this Mortgage, the Term Sheet, the Note, the
           --------------
Assignment of Leases and Rents and such other instruments evidencing, securing or pertaining to the Obligations, or any portion thereof, as shall from time to time be executed and delivered by Mortgagor to Mortgagee in connection with the Loan.

          "Management Agreement" means the Management Agreement to be entered
           --------------------
into between Mortgagor and a management company selected by Mortgagor and approved by Mortgagee in writing prior to the effectiveness thereof, and any other management agreement given in substitution, amendment or modification of the foregoing which has been approved in writing by Mortgagee prior to the effectiveness thereof, which approval may be given or withheld in Mortgagee's sole discretion.

          "Manager" means the Person engaged to manage the Property pursuant to
           -------
the Management Agreement.

          "Mortgage" means this Mortgage, Security Agreement, Financing
           --------
Statement, Fixture Filing, and Assignment of Leases and Rents, as the same may, at any time and from time to time, be renewed, extended, modified, restated, increased, consolidated, spread, severed or supplemented.

          "Mortgaged Property" means any and all of the property of Mortgagor
           ------------------
referred to in the granting clause hereof.

          "Mortgagee" has the meaning set forth in the first paragraph of this
           ---------
Mortgage.

          "Mortgagor" has the meaning, set forth in the first paragraph of this
           ---------
Mortgage.

          "Net Proceeds" means when used with respect to any condemnation award
           ------------
or insurance proceeds allocable to the Mortgaged Property or any part thereof, the gross proceeds from condemnation or insurance so allocable, with respect to which that term is used, remaining after payment of all expenses (including reasonable attorneys' fees and any expenses of the Mortgagee) incurred in the collection of such gross proceeds.

          "Note" means that certain Promissory Note dated the date hereof in the
           ----
principal amount of Twelve Million Three Hundred Forty-one Thousand Six Hundred Ninety-three 46/100 Dollars ($12,341,693.46), with a maturity date no later than the date that is the earlier of (i) ninety (90) days after the date of the Note, or (ii) ten (10) days after the date upon which Mortgagor delivers to Mortgagee's affiliate, Blue Ribbon Communities, an affiliate of Manufactured Home Communities, Inc. (collectively "MHC") written notice pursuant to Section II(1) of the Term Sheet.

          "Obligations" means all present and future indebtedness, obligations
           -----------
and liabilities of Mortgagor to Mortgagee, and all renewals and extensions thereof, or any part thereof, arising under the Note, and all interest accruing thereon, and reasonable attorney's fees incurred in the drafting, negotiation, enforcement or collection thereof, together with all indebtedness, obligations and liabilities of Mortgagor pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

          "Permitted Encumbrances" means those items set forth in Exhibit B
           ----------------------                                 ---------
attached hereto.

          "Person" means any individual, corporation, limited liability company,
           ------
general partnership, limited partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Property" means the property located at the northwest corner of PGA
           --------
Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as "The Meadows Mobile Home Park".

          "Real Property" means the Land and the Improvements, and all estates,
           -------------
easements, licenses, interests, rights, rights of way, water rights, mineral rights, titles, powers, appurtenances and privileges of every kind and character which Mortgagor now has or at any time hereafter acquires, in and to the Land and the Improvements, including the rights and easements expressly described on Exhibit A attached hereto.
---------

          "Release" means any use, treatment, generation, spilling, leaking,
           -------
pumping, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, transporting, handling or disposing of Hazardous Substances.

          "Rents" means all rents, royalties, revenues, issues, bonuses, income,
           -----
receipts, accounts, accounts receivable, deposits, profits and other benefits now due, or which may become due, or to which Mortgagor may now or hereafter become entitled, or may demand or claim, including additional, percentage, participation and other rentals, fees and deposits, arising or issuing from or out of the Leases or the Real Property, including cash, securities or letters of credit deposited thereunder to secure performance by the Lessees of their obligations thereunder and any interest accrued thereon or dividends payable to the holders thereof, any premium or other consideration payable by any Lessee for or upon the cancellation or modification of a Lease, or arising or issuing from or out of the Real Property or any part thereof or interest therein, together with any and all rights which Mortgagor may have with respect to rent insurance proceeds or business interruption insurance proceeds, and settlements, judgments and bankruptcy claims with respect to unpaid rents or the rejection or termination of any Lease, and the rents and other sums payable to Mortgagor in connection with the underletting of space covered under any Lease and any consideration payable to Mortgagor in connection with the assignment of any Lease.

          "Revenue" has the meaning set forth in Paragraph (5) of the granting
           -------
clause hereof.

          "Term Sheet" means the term sheet between Mortgagor and MHC dated
           ----------
December 12, 1997.

          Section 1.2  Other Definitions.

          (a) All capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the

Term Sheet.

          (b) Defined terms used in the singular shall import the plural and vice versa.

          (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage.

          (d) The words "include" and "including" wherever used in this Mortgage shall be deemed to be followed by the words "without limitation.

          (e) Any reference to any Loan Document in this Mortgage shall be deemed to mean such Loan Document as it may from time to time be amended, restated, extended or otherwise modified in accordance with the terms thereof. Each of the Loan Documents is incorporated by reference into this Mortgage.

                               REPRESENTATIONS,
                               ----------------
                     WARRANTIES AND COVENANTS OF MORTGAGOR
                     -------------------------------------

          Section 2.1  Covenant Against Transfers.  Mortgagor shall not, without
                       --------------------------
the prior written consent of Mortgagee, transfer, sell, lease, convey, exchange, mortgage, encumbrance, pledge, assign or otherwise dispose of the Mortgaged Property or any portion of, or any direct or indirect interest in, the Mortgaged Property.

          Section 2.2  Limitation on Indebtedness.  Mortgagor shall not incur,
                       --------------------------
create, contract for, waive, assume, have outstanding, guaranty or otherwise become liable with respect to Indebtedness except as expressly permitted by this Mortgage or otherwise expressly approved by Mortgagee in writing.

          Section 2.3  Title to Land: Validity of Mortgage.  Mortgagor
                       -----------------------------------
represents, warrants, covenants and agrees that:

          1. Mortgagor is the owner of the fee simple legal title to the Real Property, subject to no Lien other than the Permitted Encumbrances and will preserve such title and will warrant generally and defend the same unto Mortgagee against all claims and demands by any person claiming by, through or under Mortgagor;

          2. Mortgagor has the necessary power, authority and right to execute this Mortgage, and this Mortgage constitutes a lien on the Mortgaged Property prior to all other liens other than the Permitted Encumbrances;

          3. This Mortgage has been duly authorized, executed and delivered by Mortgagor and constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, subject to bankruptcy and insolvency laws and general principles of equity; and

          4. Mortgagor at its expense will generally warrant and defend the validity and priority of the liens, security interests and assignments granted and made by Mortgagor herein against the claims of any and all persons and parties claiming by, through or under Mortgagor.

          Section 2.4  Use of the Mortgaged Property.  Mortgagor represents,
                       -----------------------------
warrants, covenants and agrees that, to the best of Mortgagor's knowledge, the use of the Real Property as a manufactured home community or mobile home park is permitted as a matter of right as a principal use and not a nonconforming use under all applicable zoning and subdivision ordinances and other land use regulations, and the Real Property and all future uses thereof will comply in all material respects with all applicable zoning ordinances, land use regulations, restrictive covenants and all Applicable Law.

          Section 2.5  Utilities.  Mortgagor represents, warrants and covenants
                       ---------
that all utility services and facilities necessary for the operation, occupancy and use of the Mortgaged Property, including without limitation public water, storm and sanitary sewer facilities, and gas, electric and telephone facilities, are adequate to serve the Mortgaged Property.

          Section 2.6  Separate Lot.  Mortgagor represents and warrants that (a)
                       ------------
the Land is comprised of one (1) or more separate tax parcels, all of which tax parcels are owned by Mortgagor; and (b) the Real Property is assessed for purposes of taxes as a portion of such tax parcels so that the Real Property shall never become subject to the lien of any taxes levied or assessed against any real property other than such tax parcels.

          Section 2.7  Payment and Performance.  Mortgagor agrees that it will
                       -----------------------
(a) punctually pay to Mortgagee the Obligations, including amounts required to be paid to Mortgagee pursuant to the terms of the Note, as and when the same shall become due and payable; and (b) punctually keep and perform each and all other of the obligations of Mortgagor under the Loan Documents.

          Section 2.8  Taxes, Liens and Other Charges.
                       ------------------------------

          1. Mortgagor shall pay, before the date on which penalties attach thereto, all Impositions, and shall submit to Mortgagee such evidence of the due and punctual payment thereof as Mortgagee may require.

          2. Mortgagor shall permit no mechanic's, materialman's, laborer's, statutory or other Lien (other than Permitted Encumbrances) to be created, filed of record or remain outstanding upon all or any part of the Mortgaged Property.

          3.   Notwithstanding the foregoing provisions of this Section 2.8,
                                                                ------------
               Mortgagor shall have the right to contest the validity or amount of any such Impositions or Liens in appropriate proceedings, provided that Mortgagor shall (i) give Mortgagee written notice of its intention to contest, (ii) diligently prosecute such contest, (iii) at all times effectively stay or prevent any official or judicial sale of the Mortgaged Property or any part thereof relating to such Impositions or Liens, and (iv) establish or post such reserves, bonds or security for the liabilities relating to such Impositions or Liens as may reasonably be required by Mortgagee.

          Section 2.9  Insurance.
                       ---------

          1. Mortgagor shall, at its expense, procure for, deliver to and maintain for the benefit of Mortgagee until the Obligations are fully repaid, original fully paid insurance policies (or evidence thereof satisfactory to Mortgagee) providing the coverages described below, issued by such insurance companies, in such amounts, in such form and content, payable at such times and with expiration dates as are reasonably approved by Mortgagee. Such policies shall provide that the insurer shall give Mortgagee at least twenty (20) days' prior written notice of cancellation or diminution thereof, provide that no act or thing done by the insured shall invalidate or diminish the insurance provided to Mortgagee and, except for liability policies, contain noncontributing "mortgagee" or "loss payable" clauses satisfactory to Mortgagee.

          2. Mortgagor will keep the Improvements and the Equipment insured against loss or damage from (i) the perils of fire and hazards ordinarily included under standard extended coverage endorsements in amounts necessary to prevent the application of any co-insurance provisions of the applicable policies up to the full replacement cost of the Improvements and Equipment without deduction for depreciation; and (ii) boiler or pressure vessel explosion (if there are boilers or pressure vessels located on the Mortgaged Property) in an amount customarily carried in the case of similar operations. The term "full replacement cost" as used above means the cost of replacing all such Improvements and Equipment, exclusive of the costs of excavations, foundations and footings below the lowest basement floor. Such replacement cost shall be determined from time to time at the request of Mortgagee (but not more frequently than once in every twelve (12) months) by an architect, engineer or insurer selected by Mortgagor and approved by Mortgagee. Each policy shall contain a "replacement cost endorsement" and an "agreed amount" endorsement satisfactory to Mortgagee.

          3. Mortgagor shall maintain or cause to be maintained general public liability insurance and workers' compensation insurance in amounts usually carried by similar operations against claims for bodily injury or death occurring upon, in or about the Mortgaged Property, with such general public liability insurance to afford protection to the limit of not less than One Million Dollars ($1,000,000) in respect of bodily injury or death for any one occurrence and to the limit of not less than Five Million Dollars ($5,000,000) for the aggregate of all occurrences during any given annual policy period. Mortgagee shall be named as an additional insured under such policies.

          4. Mortgagor shall maintain or cause to be maintained property damage insurance against claims for damage to property (including loss of use) occurring upon, in or about the Mortgaged Property, with such insurance to afford protection to the limit of not less than Five Hundred Thousand Dollars ($500,000) in respect of damage to property for any one occurrence and One Million Dollars ($1,000,000) for the aggregate of all occurrences during any given annual policy period. During any period of development and construction upon the Land, Mortgagor shall maintain or cause others to maintain, builder's risk insurance of the type customarily carried in the case of similar development and construction for the full replacement cost of work in place and materials stored at or upon the Land.

          5. If at any time the Land is located in an area that has been identified by the Federal Insurance Administration as having special flood and mudslide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance

               Act of 1968, Mortgagor shall purchase and maintain a flood insurance policy in the amount of the Obligations, or the maximum limits of coverage available on the Mortgaged Property, whichever is less. In the event that the Mortgaged Property is not in an area having special flood and mudslide hazards, Mortgagor shall deliver to Mortgagee on the date of the first advance a certificate issued by Mortgagor's insurance company or by a certified land surveyor stating that the Mortgaged Property is not in such a flood or mudslide area.

          6. Mortgagor will keep the Mortgaged Property insured against any other risk insured against by persons operating similar properties in the locality of the Land, in such amounts as are insured against by such persons, or as from time to time may be reasonably required by Mortgagee, including, without limitation, twelve (12) month rent loss insurance coverage.

          7. Mortgagor shall promptly notify Mortgagee of any loss covered by such insurance and agrees that if an Event of Default shall have occurred and be continuing, Mortgagee is hereby authorized and empowered, at its option, to adjust, compromise or settle any loss under any insurance policies maintained pursuant hereto, and to collect and receive the proceeds from any such policy or policies, subject to the provisions set forth herein. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly if an Event of Default shall have occurred and be continuing. In the event any insurance company fails to disburse directly and solely to Mortgagee but disburses instead either solely to Mortgagor or to Mortgagor and Mortgagee jointly, Mortgagor agrees immediately to endorse and transfer such proceeds to Mortgagee to be applied as set forth herein. Upon any failure of Mortgagor to so endorse and transfer such proceeds, Mortgagee may execute such endorsements or transfers for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact to do so.

          8. Prior to the expiration date of each policy maintained pursuant to this Section, a renewal or replacement thereof reasonably satisfactory to Mortgagee (or evidence thereof) shall be delivered to Mortgagee. Mortgagor shall deliver to Mortgagee receipts (or other evidence) evidencing the full payment of premiums when and as due for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Mortgage or any other transfer of title to all or part of the Mortgaged Property in extinguishment or partial extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to all insurance policies maintained pursuant to this Section then in force shall belong to the purchaser as its interests may appear, and Mortgagee is hereby irrevocably appointed by Mortgagor as attorney-in-fact for Mortgagor to assign Mortgagor's interest, if any, in any such policies to such purchaser, as its interests may appear, without accounting to Mortgagor for any unearned premiums therefor.

         9. So long as an Event of Default has not occurred and is continuing, Mortgagor may collect, adjust and compromise any losses or claims under any such insurance policies arising with respect to the Mortgaged Property or the use and operation thereof, provided,
                                                                  --------
             however, Mortgagee must approve any adjustment or compromise by
             -------
             Mortgagor in excess of Twenty Five Thousand Dollars ($25,000). If an Event of Default has occurred and is continuing, Mortgagee shall collect, adjust and compromise any losses or claims under any such insurance policies arising with respect to the Mortgaged Property or the use or operation thereof. The Net Proceeds of such insurance, whether collected by Mortgagee or Mortgagor, shall be deposited with Mortgagee to be applied only as set forth in Section
                                                                         -------
             2.12 hereof.
             ----

         10. Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 2.9 unless Mortgagee is included
                                   -----------
             thereon as a named insured with loss payable to Mortgagee under a standard mortgagee endorsement or such other endorsement as Mortgagee may require. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

     Section 2.10  Monthly Deposits.  If Mortgagee requests, upon the occurrence
                   ----------------
of an Event of Default, Mortgagor shall deposit with Mortgagee, monthly, until the Obligations are fully repaid, such sums determined by Mortgagee in its sole discretion to be sufficient to pay, at least ten (10) days before the date penalties attach thereto, all Impositions. Such deposits shall be held by Mortgagee to pay the Impositions as the same accrue and are payable. Such deposits may be commingled with the general funds of Mortgagee and no interest shall be payable thereon.
If such funds are insufficient to pay the Impositions in full, as the same become payable, Mortgagor will deposit with Mortgagee upon demand such additional sums as may be required. Nothing contained herein shall obligate Mortgagee to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section. Should Mortgagor fail to deposit with Mortgagee sums sufficient to pay in full all Impositions at least ten (10) days before the date penalties attach thereto, Mortgagee, at Mortgagee's election, but without any obligation to do so, may advance any amounts required to make up the deficiency, and any amounts so advanced shall be deemed to be part of the Obligations. Upon the occurrence of an Event of Default, Mortgagee may, at its option, apply any money in the fund resulting from such deposits to the payment of the Obligations in such manner as it may elect. In the event of a foreclosure of this Mortgage or deed in lieu thereof or sale under power of sale, the purchaser of the Mortgaged Property shall succeed to all the rights of Mortgagor in and to such deposits. The collection of such deposits by Mortgagee shall not relieve Mortgagor of any of its obligations under this Section, or any other provision of this Mortgage, and under no circumstances shall Mortgagee be liable for failure to make any payment on behalf of Mortgagor for any Impositions.

     Section 2.11  Condemnation.  Promptly upon learning of the institution or
                   ------------
the proposed, contemplated or threatened institution of any condemnation proceeding (which term when used in this Mortgage shall include any damage or taking by any governmental or quasi-governmental authority and any transfer by private sale in lieu or under threat thereof), Mortgagor will notify Mortgagee of the pendency of such proceedings. So long as an Event of Default has not occurred and is continuing, Mortgagor shall be entitled to commence, appear in and prosecute, in its own name, any action or proceeding relating to any condemnation of the Mortgaged Property or any part thereof, or sale in lieu of condemnation, and to settle or compromise any claim in connection therewith; provided, however, that, Mortgagee must approve any such settlement or
--------  -------
compromise in excess of Twenty Five Thousand ($25,000.00). If an Event of Default has occurred and is continuing, or if Mortgagor shall not take any action as described in the preceding sentence, Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute, in its own name or in the name of Mortgagor, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Mortgagor to Mortgagee, and the Net Proceeds thereof, whether collected by

Mortgagee or Mortgagor, shall be deposited with Mortgagee to be applied only as set forth in Section 2.12 hereof Mortgagor agrees to execute such further
             ------------
assignments of any compensation, awards, damages, claims, rights of action and proceeds as Mortgagee may require. If, prior to the receipt by Mortgagee of such award or proceeds, the Mortgaged Property or any part thereof shall have been sold by the foreclosure of this Mortgage, or as a result of other legal action relating to this Mortgage, Mortgagee shall have the right to receive such award or proceeds to the extent of any unpaid Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, and to the extent of attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or proceeds.

         Section 2.12  Damage and Destruction; Condemnation; Application of Net
                       --------------------------------------------------------
Proceeds.
--------

         1. If the Mortgaged Property or any part thereof is damaged or destroyed by fire or other casualty in whole or in part, or if title to, or the use of, the Mortgaged Property or any part thereof, or the interest of Mortgagor in the Mortgaged Property or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, either temporarily or permanently, or is conveyed by a sale in lieu of condemnation, the Net Proceeds resulting from any such event described in this Section will be deposited in an account fund with Mortgagee (the "Net Proceeds Account").

         2. The Net Proceeds arising out of any casualty loss or condemnation award or sale in lieu of condemnation shall, at Mortgagee's sole option, be released from the Net Proceeds Account to Mortgagor in whole or in part upon conditions satisfactory to Mortgagee for the restoration or repair of the Mortgaged Property damaged, or applied to the prepayment of the Obligations. Notwithstanding the foregoing, provided that no default hereunder or Event of Default shall have occurred and be continuing, Mortgagee shall permit such Net Proceeds to be paid to Mortgagor to reimburse Mortgagor's costs of restoring and repairing the Mortgaged Property. Disbursements of such Net Proceeds that are not required for such purposes shall be applied to the prepayment of the Obligations. Disbursements of such Net Proceeds from the Net Proceeds Account to Mortgagor shall be made in the same manner and subject to the same conditions as advances of development and construction loan proceeds are made in accordance with Mortgagee's standard development and construction lending practices. In no event shall Mortgagee be required to approve disbursements of such Net Proceeds unless Mortgagee reasonably determines that restoration is economically feasible and the Mortgaged Property can be restored and rebuilt to a profitable condition with such Net Proceeds and other funds available to Mortgagor within a reasonable period of time (which time period must, at a minimum, be prior to the maturity date set forth in the
             Note), and further provided that Mortgagor continues to satisfy the other operating covenants with respect to the Mortgaged Property as required pursuant to the terms of this Mortgage to the extent the same remain applicable during any such restoration. The Mortgaged Property shall be so restored and rebuilt by Mortgagor as to be of at least equal value and of substantially the same character as existed prior to the casualty loss or the exercise of the power of eminent domain, and such restoration and rebuilding shall be promptly commenced after the loss or the exercise of such power.

         3.  Notwithstanding the provisions of this Section 2.12, in the event
                                                    ------------
             the Net Proceeds are less than Twenty Five Thousand Dollars ($25,000) and if no default hereunder or Event of Default has occurred and is continuing, such Net Proceeds shall be paid directly to Mortgagor to be used solely to repair or restore the Mortgaged Property or to prepay the Obligations, whichever Mortgagor shall elect. a) In the event the

         4. In the event the Net Proceeds are not sufficient to pay in full the costs of repairing, rebuilding, altering and restoring the Mortgaged Property as provided in this Section, whether such determination shall be made at the time Mortgagor elects to repair, rebuild, restore or alter the Mortgaged Property or at any time thereafter, Mortgagor will nonetheless complete the work thereof and pay that portion of the costs thereof in excess of the amount of such Net Proceeds and Mortgagee may, as a condition precedent to approving the disbursement of any Net Proceeds, require that Mortgagor deposit monies with Mortgagee or furnish to Mortgagee an irrevocable letter of credit or a surety bond satisfactory to Mortgagee, in either case in an amount sufficient to pay the costs of repairing, rebuilding, altering and restoring the Mortgaged Property in excess of the Net Proceeds available for such purposes; provided, however, that

             Mortgagor shall not be required to complete such work if it pays the Obligations in full. Mortgagor shall not, by reason of the payment of any costs in excess of the amount of Net Proceeds (whether by direct payment thereof or payment to the Mortgagee therefor), be entitled to any reimbursement from Mortgagee or any abatement or diminution of the payments payable under the Loan Documents.

         5.  If any work required to be performed under this  Section 2.12
                                                              ------------
             involves an estimated expenditure of more than five percent (5%) of the original principal amount of the Note, no such work will be undertaken until plans and specifications therefor, prepared by an architect or engineer satisfactory to Mortgagee, have been submitted to and approved by Mortgagee.

         Section 2.13  Care of Mortgaged Property.
                       --------------------------

         1. Mortgagor shall keep the Mortgaged Property in good condition and repair (ordinary wear and tear excepted), shall not commit or suffer any waste and shall not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Mortgaged Property or any part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Mortgaged Property.

         2.  Except as is otherwise specifically provided in  Section 2.13,
                                                              ------------
             Mortgagor shall not remove, demolish or materially alter, enlarge or change any of the Improvements without Mortgagee's consent, nor shall any new Improvements be constructed on the Land without Mortgagee's consent, which shall not be unreasonably withheld. Except as otherwise provided herein, Mortgagor shall not remove or permit to be removed from the Land any Equipment without the consent of Mortgagee, except where appropriate replacements are immediately made which are free of any Lien, security interest or claim superior to that of this Mortgage and which have a value and utility at least equal to the value and utility of the items removed, which replacements shall, without further action, become subject to the lien of this Mortgage.

         3. Mortgagee and its representatives are hereby authorized to enter upon and inspect the Mortgaged Property whenever Mortgagee deems such inspection to be necessary, at reasonable times, subject to and in compliance with Mortgagor's obligations and covenants pursuant to approved Leases at the Real Property, and with prior notice; provided, however, that upon the occurrence of an Event of
                     --------  -------
             Default, Mortgagee and its representatives may so enter whenever Mortgagee may deem it necessary or desirable without prior notice.

         4. Mortgagor shall promptly comply, in all material respects, with all present and future Applicable Laws.

         5. Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance, easement or other public or private restriction limiting or defining the uses which may be made of the Mortgaged Property or any part thereof without Mortgagee's consent, which shall not be unreasonably withheld, conditioned or delayed as long as the Mortgaged Property is not materially impaired thereby.

         Section 2.14  Further Assurances; After-Acquired Property.  At any time
                       -------------------------------------------
and from time to time, upon request by Mortgagee, Mortgagor shall make, execute and deliver or cause to be made, executed and delivered, to Mortgagee and, where appropriate, cause to be recorded or filed in such offices and places as shall be deemed desirable by Mortgagee, any and all such other and further deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Mortgagee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve, (a) the obligations of Mortgagor under this Mortgage and
(b) the lien of this Mortgage as a lien upon, assignment of and security interest in and to all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor, subject only to Permitted Encumbrances, and (c) the security for the Obligations. Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record and file any and all such deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so. Unless otherwise agreed in writing by Mortgagee, the lien hereof shall automatically attach, without further act, to all improvements, alterations, substitutions, restorations and replacements of, and all additions and appurtenances to, the Mortgaged Property released to or acquired by Mortgagor with the same effect as if such after-acquired property had been owned by Mortgagor as of the date hereof and had been specifically described in the granting clauses hereof, to the extent permitted by Applicable Law.

         Section 2.15  Expenses.  Except as otherwise agreed between Mortgagor
                       --------
and Mortgagee in writing, Mortgagor shall pay or reimburse Mortgagee, upon demand therefor, for all reasonable attorneys' fees, costs and expenses incurred by Mortgagee in any suit, action, legal proceeding or dispute of any kind in which Mortgagee is made a party or appears as a party plaintiff or defendant, affecting the Obligations, this Mortgage or the Mortgaged Property including, without limitation, any foreclosure proceedings, any condemnation action involving the Mortgaged Property or any part thereof, any federal bankruptcy or state insolvency proceeding involving Mortgagor or the Mortgaged Property, and any such amounts paid by Mortgagee shall be added to the Obligations and shall bear interest from and after the date when paid at the default rate set forth in the Note.b) Subrogation. To the full extent of the Obligations, Mortgagee is
            -----------
hereby subrogated to the Liens, claims, demands and other encumbrances, and to the rights of the owners and holders of each Lien, claim, demand and other encumbrance on the Mortgaged Property which is paid or satisfied, in whole or in part, from proceeds of the Obligations, and the respective Liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Mortgagee as additional collateral and further security for the Obligations, to the same extent they would have been preserved and would have been passed to and held by Mortgagee had they been duly and legally assigned, transferred, set over and delivered unto Mortgagee by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

         Section 2.17  Sales and Encumbrances Prohibited.
                       ---------------------------------

         1. The identity and management of Mortgagor was and continues to be a material consideration upon which Mortgagee has relied in connection with, and which constitutes valuable consideration to Mortgagee for, extending to Mortgagor the Loan, and any change in such identity and management could materially impair or jeopardize the security for the payment of the Obligations. Therefore, Mortgagor agrees, as part of the consideration for the extending to Mortgagor of the Loan, that without Mortgagee's prior written consent and except as is otherwise specifically provided in the Term Sheet or this Mortgage, Mortgagor shall not, voluntarily or by operation of law: (i) permit the sale, transfer, conveyance, assignment or any other disposition of any beneficial interest in Mortgagor or any of its shareholder interests; (ii) permit the pledge, encumbrance, hypothecation or granting of a security interest in Mortgagor; or (iii) cause or permit any junior encumbrance or Lien to be placed on the Mortgaged Property, except for the

             Permitted Encumbrances, unless such Lien is not a consensual Lien, and Mortgagor shall remove or bond over such inferior Lien or encumbrance within thirty (30) days after filing. Such consent may be given or withheld by Mortgagee in its sole discretion and may be conditioned upon payment to Mortgagee of a reasonable fee for processing the request for consent and other administrative costs incurred in connection therewith, a reasonable increase in the interest rate charged with respect to the Obligations, the modification of the terms of this Mortgage or the other Loan Documents, or any combination of the foregoing, all of which Mortgagor agrees are reasonable conditions to the approval of any such transfer.

         2. The consent by Mortgagee to any sale, transfer, conveyance, pledge, encumbrance, assignment, creation of a security interest in or other hypothecation or disposition of all or any part of the Mortgaged Property or any interest in Mortgagor shall not be deemed to constitute a novation of the Obligations or a consent to any further sale, transfer, pledge, encumbrance, creation of a security interest or other hypothecation or disposition, or to waive Mortgagee's right, at its option, to exercise its remedies for default, without notice to or demand upon Mortgagor or to any other person or entity, upon any such sale, transfer, pledge, encumbrance, creation of a security interest or other hypothecation or disposition to which Mortgagee shall not have consented.

         Section 2.18  Right to Cure.  Mortgagor agrees that upon its receipt of
                       -------------
written notice from Mortgagee of the occurrence of an Event of Default and the expiration of all applicable grace periods, Mortgagee, at its option and without any obligation to do so, may perform or observe or cause the performance or observance of any provision of this Mortgage or any other Loan Document giving rise to such Event of Default, and all payments made or reasonable costs incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the default rate set forth in the Note from the date such payment is made or expense is incurred by Mortgagee, to the date Mortgagee is reimbursed therefor. Mortgagee shall be the sole judge of the necessity for any such actions and of any amounts necessary to be paid in connection therewith. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property, or any part thereof, for the purpose of such performance or observance without thereby becoming liable to Mortgagor or any person in possession of any portion of the Mortgaged Property or holding under Mortgagor. Mortgagor expressly acknowledges and agrees, however, that notwithstanding anything contained in this Section 2.18 to the contrary,
                                           ------------
Mortgagee shall not be obligated under this Section to incur any expense or to perform any act whatsoever.

         Section 2.19  Books and Records.  Mortgagor shall keep and maintain, or
                       -----------------
shall cause to be kept and maintained, at Mortgagor's cost and expense and in accordance with generally accepted accounting principles, proper and accurate books, records and accounts reflecting all items of income and expense payable by Mortgagor in connection with the operation of the Mortgaged Property. Mortgagee and its agents shall have the right from time to time at all times during normal business hours (with prior notice to Mortgagor if no Event of Default shall have occurred) to examine such books, records and accounts at the office of Mortgagor or at the office of such other person or entity maintaining such books, records or accounts and to make copies or extracts thereof as Mortgagee shall desire and to discuss Mortgagor's finances and accounts with Mortgagor, at such reasonable times as may be requested by Mortgagee.

         Section 2.20  No Release of Hazardous Substances.  Mortgagor shall not,
                       ----------------------------------
and shall not permit any Lessees or other occupants of the Real Property or any part thereof to, now or at any time in the future, manufacture or Release any Hazardous Substances on, under, over or about the Mortgaged Property. Mortgagor shall not allow a Lien relating to any Hazardous Substances to be imposed or remain on the Mortgaged Property pursuant to any Environmental Laws. If it shall be determined that Mortgagor, any Lessee of any portion of the Mortgaged Property, or any other Person caused or permitted, from and after the date hereof, any Release or Contamination for which Mortgagor, Mortgagee or any subsequent owner of the Mortgaged Property would be liable, Mortgagor shall act promptly to effectuate, at its own cost, a Clean-Up of such Hazardous Substances.

         Section 2.21  Environmental Claims.  If Mortgagor receives any notice,
                       --------------------
or otherwise learns, of the occurrence of an Environmental Claim, or of any event involving actual or potential Release or Contamination on, from, under, over or otherwise affecting the Mortgaged Property or any portion thereof, whether caused by Mortgagor, any Lessee or any other Person, Mortgagor shall promptly give written notice of same to Mortgagee and shall promptly comply with Mortgagee's obligations under Applicable Law with regard to such Release, Contamination, or Environmental Claim.

         Section 2.22  Environmental Proceedings.  Mortgagor shall have the
                       -------------------------
right to control and participate in any proceeding involving an Environmental Claim, private claim, or Clean-Up through knowledgeable and experienced counsel of its choice, subject to Mortgagee's prior written consent, provided, however,
                                                             --------  -------
that at Mortgagee's option, Mortgagee may participate in and contribute to such proceeding or Clean-Up and appoint its own counsel at any time after consultation with Mortgagor, all of which shall be at Mortgagor's sole cost and expense. If, however, Mortgagee notifies Mortgagor in writing of Mortgagee's intent to control such proceeding or private claim within thirty (30) days of Mortgagor's notice of such matter to Mortgagee, Mortgagee shall have the right to undertake the control, conduct or settlement of such claims through its own counsel at Mortgagor's sole cost and expense and may settle such matters without Mortgagor's consent at Mortgagor's sole cost and expense. In the event any proposed settlement includes non-monetary relief, including Clean-Up, Mortgagee may, acting in good faith, agree to such Clean-Up and settle such matter after consultation with Mortgagor, but (unless an Event of Default shall have occurred and be continuing) only with the prior consent of Mortgagor, which may not be unreasonably withheld or delayed, and provided that if Mortgagor fails to notify Mortgagee in writing whether it consents to such non-monetary relief within ten
(10) days from Mortgagee's request for Mortgagor's approval, Mortgagor shall be deemed to have consented to such non-monetary relief.

         Section 2.23  Environmental Indemnity.  Mortgagor hereby agrees to
                       -----------------------
indemnify and hold harmless Mortgagee, Mortgagee's partners, stockholders, officers, directors, employees and agents from and against any and all Environmental Claims. As used herein, "Environmental Claims" mean any and all claims, losses, suits, fines, liens, penalties, judgments, actions, liabilities, damages and all reasonable expenses (including reasonable attorneys' fees, expert fees and disbursements) that may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Mortgaged Property and attributable to circumstances occurring during the period Mortgagor holds fee title to the Mortgaged Property, and arising directly or indirectly from or out of: (i) the presence of Hazardous Substances or Contamination on, in, or under all or any portion of the Mortgaged Property, regardless of whether or not caused by or within the control of Mortgagor; (ii) the violation of any Environmental Laws relating to or affecting the Mortgaged Property or Mortgagor, whether or not caused by or within the control of Mortgagor; or (iii) the enforcement of this Mortgage, including, without limitation, (A) the costs of Clean-Up with respect to any and all Hazardous Substances or Contamination from all or any portion of the Mortgaged Property or any surrounding areas, (B) additional costs required to take necessary precautions to protect against the Release of Hazardous Substances on, in, under or affecting the Mortgaged Property or into the air, any body of water, any other public domain or any surrounding area, and (C) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Mortgaged Property or any surrounding areas.

         It is expressly agreed that the indemnity set forth above may be assigned or otherwise transferred by Mortgagee to its successors and assigns and to any purchaser in a foreclosure sale, without notice to Mortgagor and without any further consent of Mortgagor. To the extent notice of any such assignment or transfer is required by Applicable Law, Mortgagor hereby gives advance consent to any such assignment or transfer to maximize the extent and effect of the indemnity given hereby.

         Section 2.24  Compliance with Applicable Law.  Mortgagor will do or
                       ------------------------------
cause to be done all things necessary to preserve and keep in full force and effect its right to own, mortgage and grant a security interest in property and to enforce contracts in the State of Florida. Mortgagor will comply, in all material respects, with or cause to be complied with (a) all Applicable Law, and
(b) every contract, agreement or other instrument, applicable to Mortgagor, made by Mortgagor with respect to the Mortgaged Property or to which Mortgagor is a party or has given its consent, the nonperformance of or noncompliance with which would have a material adverse affect on the Mortgaged Property or Mortgagee.

         Section 2.25  Indemnification.  Mortgagor shall at all times protect,
                       ---------------
indemnify and save harmless Mortgagee from and against all liabilities, losses, damages, claims, obligations, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Mortgagee on account of (a) any failure of Mortgagor to comply with any of the terms of this Mortgage, (b) any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Mortgaged Property or the use thereof, (c) any representation or warranty of Mortgagor set forth herein or in any of the other Loan Documents proving to be untrue in any material respect, or (d) any action, suit, claim, demand, administrative proceeding, enforcement action or governmental or private action contesting or affecting title to the Mortgaged Property, or arising from or in connection with the financing, acquisition, equipping, ownership, use or operation of the Mortgaged Property; provided,
                                                                  --------
however, that the foregoing indemnity shall not be applicable with respect to
-------
the gross negligence or willful misconduct of the parties to be indemnified.
The foregoing shall be equally applicable to the respective officers, directors, employees and agents of Mortgagee.

                                   ARTICLE 3

                        EVENTS OF DEFAULT AND REMEDIES

         Section 3.1   Events of Default.  Each of the following shall be an
                       -----------------
Event of Default hereunder:

         1. Failure by Mortgagor to pay the Obligations or any other sum that may be due and payable under any of the Loan Documents when as the same shall become due and payable, whether at maturity or by acceleration;

         2.  Any transfer prohibited under Sections 2.1 or 2.17 hereof to which
                                           ------------    ----
             Mortgagee shall not have first consented in writing;

         3. Failure by Mortgagor to observe or perform any term, covenant, condition or agreement of this Mortgage or of any other Loan Document (other than any failure resulting in any other Event of
             Default described in this Section 3.1) within thirty (30) days
                                       -----------
             after written notice of such failure; provided, however, if such
                                                   --------  -------
             failure cannot be cured within such thirty (30) day period, then failure by Mortgagor to commence the curing thereof within such thirty (30) day period and diligently to prosecute such curing to completion within sixty (60) days after the initial written notice of such failure has been given by Mortgagee;

         4. If any material representation or warranty of Mortgagor contained in this Mortgage or in any other Loan Document proves to be untrue or misleading in any material respect as of the date made;

         5. The occurrence of any default or "Event of Default" under any of the other Loan Documents and the expiration of all applicable grace periods;

         6. Mortgagor shall (1) execute a general assignment for the benefit of its creditors, or (ii) become the subject, voluntarily or involuntarily, of any bankruptcy, insolvency or reorganization proceeding; provided, however, it shall not be an Event of Default
                         --------  -------
             if Mortgagor becomes the subject of an involuntary bankruptcy, insolvency or reorganization proceeding so long as Mortgagor promptly objects to such proceeding and seeks a dismissal thereof and the proceeding is dismissed within ninety (90) days following its filing, or (iii) admit in writing that it is unable to pay its debts generally as they become due, or (iv) apply for or consent to the appointment of a custodian, receiver, trustee, or liquidator of itself or of all or a substantial part of its assets, or (v) file a voluntary petition seeking protection under any Debtor Relief Laws, or other insolvency law now or hereafter existing, or (vi) file an answer admitting the material allegations of, or consenting to, or default in filing an answer to, a petition filed against it in any bankruptcy, reorganization, or other insolvency proceedings, or (vii) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of the debts of Mortgagor, in whole or in part, or a postponement of the maturity and the collection thereof, or a suspension of any of the rights or powers of Mortgagee granted in the Note, this Mortgage or any of the other Loan Documents;

         7. An order, judgment, or decree shall be entered by any court of competent jurisdiction appointing a custodian, receiver, trustee, or liquidator of Mortgagor or of all or any substantial part of Mortgagor's assets; or

         8. The filing by any person or entity of any claim in any legal or equitable proceeding challenging the priority of the lien of this Mortgage, subject only to the Permitted Encumbrances, and the failure of Mortgagor to have such proceeding dismissed or bonded against within thirty (30) days thereafter;

         9. The occurrence of any event of default under any of the instruments and other documents evidencing and securing any subordinate indebtedness secured by a Lien on the Mortgaged Property that is expressly permitted by Mortgagee and the expiration of all applicable grace periods;

         10. The rezoning of the Land so as to have a material adverse effect on the security provided by this Mortgage;

         11. The levy, attachment or seizure pursuant to court order of any right, title or interest of Mortgagor or of any successor to Mortgagor, in and to the Mortgaged Property if such order is not vacated and the proceeding in which it was entered is not dismissed within thirty (30) days after the entry of such order;

         12. The existence of any material encroachment which has occurred without the approval of Mortgagee or which is not a Permitted Encumbrance and which is not removed or corrected within thirty
             (30) days after the earlier of Mortgagee's written notice to Mortgagor of the existence thereof or Mortgagor's discovery thereof; provided, however, that if such encroachment cannot be
                      --------  -------
             removed or corrected within such thirty (30) day period, the failure to commence the moving or correction thereof within such thirty (30) day period and diligently to prosecute such moving or correction to completion within ninety (90) days after the earlier of such notice from Mortgagee or discovery by Mortgagor;

         13. The condemnation, demolition, destruction or substantial damage of or to the Improvements such that in Mortgagee's reasonably judgment they cannot be restored or rebuilt to a profitable condition within a reasonable time with funds available to Mortgagor; or

         14. The revocation or suspension of any governmental permit issued in connection with the Mortgaged Property and which is material to the operation or use of the Mortgaged Property if such permit is not reinstated on terms acceptable to Mortgagee within thirty (30) days of such revocation or suspension.

         Section 3.2   Remedies.
                       --------

         (a) In addition to any other rights and remedies which Mortgagee may have under this Mortgage and the other Loan Documents or pursuant to law or equity, and without limitation thereof, upon and at any time after the occurrence of any Event of Default, Mortgagee at any time may take such action as Mortgagee deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) declare the whole of the principal sum of the Loan, interest, along with any other sum payable under the Note, this Mortgage and any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of accelerate or notice of intention to accelerate or other notice of any kind, all of which are hereby waived by Mortgagor and all other parties obligated in any manner whatsoever on the Obligations;

          (ii) enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents and employees therefrom, and thereupon Mortgagee may (v) use, operate, manage, lease, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat on such terms and for such period as Mortgagee shall determine; (w) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable, including, without limitation, as permitted pursuant to this Mortgage; (x) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (y) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof and as otherwise may be set forth in the Assignment of Leases and Rents; and (z) apply the Revenue or other income from the Mortgaged Property in the manner prescribed by Mortgagee, subject to Applicable Law, with any surplus being paid to Mortgagor or any other Person who may be lawfully entitled thereto;

               (iii) institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels;

               (iv) with or without entry and, to the extent permitted, and pursuant to the procedures provided, by Applicable Law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the indebtedness secured hereby then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of the priority hereof so as to secure the balance of the Obligations secured hereby not then due;

               (v) sell the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, to the extent permitted pursuant to Applicable Law, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by Applicable Law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property;

               (vi)   subject to Section 5.14 hereof, institute an action, suit
                                 ------------
or proceeding in equity for the specific performance of any covenants, conditions or agreements contained herein or in the Note or any other Loan Document;

               (vii)  subject to Section 5.14 hereof, recover judgment on the
                                 ------------
Note or any other guaranty either before, during, after or in lieu of any proceedings for the enforcement of this Mortgage;

               (viii) apply for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the indebtedness secured hereby and without regard for the solvency of

Mortgagor or of any Person liable for the payment of the indebtedness secured hereby; or

               (ix) pursue such other legal or equitable remedies as Mortgagee may have under Applicable Law.

          (b)  Without limiting the rights of Mortgagee pursuant to this Section
                                                                         -------
3.2(b), Mortgagee may further, by summary proceedings, initiate an action for
------
possession or otherwise, dispossess any tenants, users or occupiers of the Mortgaged Property then or thereafter in default in the payment of any rent or other charge for the use thereof, and any tenants or other users or occupiers whose leasehold estates or rights to use the Mortgaged Property are subordinate to the lien of this Mortgage, whether or not any such tenant, user or occupier is so in default; and Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact of Mortgagor for all such purposes. If Mortgagor remains in possession after demand by Mortgagee for surrender of possession of the Mortgaged Property, such continued possession by Mortgagor shall be as tenant of Mortgagee, and Mortgagor agrees to pay monthly in advance to Mortgagee such rent for the Mortgaged Property so occupied as Mortgagee may demand, and in default of so doing, Mortgagor may also be dispossessed by summary proceedings or otherwise. In case of the appointment of a receiver of the rents, the foregoing agreement of Mortgagor to pay rent shall inure to the benefit of such receiver.

          (c) Mortgagee may require Mortgagor to assemble the Mortgaged Property, or any part thereof, and make it available to Mortgagee at the Land or at such other place as Mortgagee may reasonably designate.

          (d) In the event of the transfer of the Mortgaged Property pursuant to a foreclosure, deed in lieu of foreclosure, or otherwise, and subject to the terms and conditions of the Loan Agreement, Mortgagee may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Indebtedness, and, in connection therewith, Mortgagor hereby appoints Mortgagee (or any officer of Mortgagee), as the true and lawful agent and attorney-in-fact for Mortgagor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

          (e) Mortgagee may retain the Mortgaged Property which does not constitute real property, or part thereof, in satisfaction of the Indebtedness, or part thereof, whenever the circumstances are such that Mortgagee is entitled to do so under the Code.

          (f) Mortgagee may buy the Mortgaged Property, or any part thereof, at any public sale or judicial sale (including any sale of the collateral as contemplated in Subsection 3.2(e) hereof).
                -----------------

          (g) Mortgagee may buy the Mortgaged Property, or any part thereof, at any private sale if the Mortgaged Property, or part thereof, being sold is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations.

          (h) In the event that Mortgagee shall own the Real Property as a result of the exercise of its right of foreclosure on the Mortgaged Property, or pursuant to a deed in lieu of foreclosure, Mortgagee will comply with paragraph 3 of Section II of the Term Sheet and the provisions of paragraphs 4, 5 and 6 of
Section II of the Term Sheet will apply.

                                   ARTICLE 4

                               LEASES AND RENTS

          Section 4.1  Compliance.  Mortgagor shall comply with all of the
                       ----------
terms, covenants and conditions in this Mortgage and the other Loan Documents with respect to the Leases and Rents.

          Section 4.2  Assignment.
                       ----------

          (a) Mortgagor does hereby absolutely and irrevocably grant, transfer and assign to Mortgagee all of Mortgagor's right, title and interest in and to all Leases and Rents, subject, however, to the license granted by Mortgagee to Mortgagor in Section 4.2(b) hereof. This assignment of Leases and Rents is
             --------------
absolute and irrevocable, and shall constitute a present assignment subject to the grant of a license by Mortgagee to Mortgagor to collect and use such Rents in accordance with Section 4.2(b) hereof. Upon the occurrence and during the
                   --------------
continuance of an Event of Default, Mortgagee may, at its option, revoke such license by notice to Mortgagor, and all Rents collected and held by Mortgagor after the occurrence of such Event of Default shall be paid over to Mortgagee and applied in the manner prescribed by Mortgagee, subject to Applicable Law, with any surplus being paid to Mortgagor or any other person or entity who may be lawfully entitled thereto.

          (b)  The assignment contained in this Section 4.2 shall be fully
                                                -----------
operative without any further action on the part of either party and Mortgagee shall be entitled, at its option, upon the occurrence of an Event of Default, to all Rents, whether or not Mortgagee shall take possession of the Mortgaged Property

          (c) So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license, subject to the terms and conditions of the Term Sheet, this Mortgage and the Assignment of Leases and Rents, to collect and receive all Rents for application in accordance with the Loan Documents.

          Section 4.3  Debtor Relief Laws.
                       ------------------

          (a) Without limiting the generality of any provision of this Article 4, if a proceeding under the Bankruptcy Code is commenced by or against Mortgagor, then, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents, Revenue and all fees, charges, accounts and other payments for the use and occupancy of lots and other public facilities in the Real Property acquired by Mortgagor after the commencement of the case and such Rents, Revenue and other fees, charges, accounts and payments shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

          (b) During the continuation of any Event of Default, Mortgagee shall have the right, but not the obligation, to file in its own name or on behalf of Mortgagor, any proof of claim in any bankruptcy or insolvency proceeding in which the debtor is a Lessee or guarantor under a Lease.

                                   ARTICLE 5

                                 MISCELLANEOUS

          Section 5.1  Release.  If the Obligations are paid and performed in
                       -------
full in accordance with the terms of this Mortgage, the Note and the other Loan Documents, then this conveyance shall become null and void and be satisfied of record or assigned, without recourse, pursuant to an instrument acceptable to Mortgagee in its sole discretion, to another lender designated by Mortgagor at Mortgagor's request and expense, but shall remain in full force and effect until so satisfied or assigned.

          Section 5.2  Rights Cumulative.  All rights, remedies, powers,
                       -----------------
privileges and Liens expressly conferred by the Loan Documents are cumulative of all other rights, remedies, powers, privileges and Liens herein, or by law or in equity provided, or provided in any other Loan Documents, and shall not be deemed to deprive Mortgagee of any such other legal or equitable rights, remedies, powers, privileges and Liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Mortgage, the Note and the other Loan Documents, and the employment of any rights, remedies, powers and privileges hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate rights, remedies, powers and privileges.

          Section 5.3  Waivers and Consents.  No failure or delay of Mortgagee
                       --------------------
in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Mortgagee hereunder and under the other Loan Documents are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Mortgage or any of the other Loan Documents or consent to any departure by Mortgagor or any other Person therefrom shall in any event be effective unless signed in writing by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Mortgagor or any other Person in any case shall entitle Mortgagor or such Person to any other or further notice or demand in similar or other circumstances.

          Section 5.4  Other Waivers.  Mortgagor hereby waives (i) all rights of
                       -------------
marshaling in the event of any foreclosure of the Liens hereby created and (ii) the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force.

          Section 5.5  Severability.  In the event any one or more of the
                       ------------
provisions contained in this Mortgage or in any other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. If the rights, remedies, powers, privileges and Liens created by this Mortgage shall be invalid or unenforceable as to any part of the Obligations, then the unsecured portion of the Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Obligations, and all payments made on the Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligations.

          Section 5.6  Taxes and Insurance.  At the request of Mortgagee at any
                       -------------------
time following an Event of Default, Mortgagor shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against the Mortgaged Property by paying to Mortgagee, contemporaneously with each installment of interest on the Note, a sum equal to the premiums that will next become due and payable on the insurance policies covering the Mortgaged Property, or any part thereof, plus taxes and assessments next due on the Mortgaged Property, or any part thereof, as estimated by Mortgagee, less all sums paid previously to Mortgagee therefor, divided by the number of installments of interest to elapse before one month prior to the date when such premiums, taxes, and assessments will become delinquent, such sums to be held by Mortgagee, without interest, for the purposes of paying such premiums, taxes, and assessments. Any excess reserve shall, at the discretion of Mortgagee, be credited by Mortgagee on subsequent payments to be made on the Obligations by Mortgagor, and any deficiency shall be paid by Mortgagor to Mortgagee on or before the date when such ground rentals, premiums, taxes, and assessments, shall have become delinquent. Transfer of legal title to the Mortgaged Property shall automatically transfer title in all sums deposited under the provisions of this Section 5.6 to the purchaser thereof, or at Mortgagee's option, may be
     -----------
applied to the Obligations.

          Section 5.7   Right of Entry.  At any time, and from time to time,
                        --------------
upon three (3) business days prior notice to Mortgagor, Mortgagee and/or its agents shall have the right to enter upon and inspect the Mortgaged Property, provided that Mortgagee and/or its agents shall use reasonable efforts not to interfere with the normal operation of the Mortgaged Property.

          Section 5.8   Binding Effect; Covenants Running with the Land.  The
                        -----------------------------------------------
provisions of this Mortgage shall be binding upon Mortgagor, and its successors and assigns, and shall inure to the benefit of Mortgagee, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

          Section 5.9   Counterparts.  This Mortgage may be executed in any
                        ------------
number of counterparts each of which shall be deemed an original, and all of which when taken together shall be one and the same Mortgage. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of the document to physically form one document, which may be recorded.

          Section 5.10  Financing Statement.  Mortgagee shall have the right at
                        -------------------
any time to file this Mortgage as a financing statement, but the failure to do so shall not impair the validity and enforceability of this Mortgage against Mortgagor in any respect whatsoever. A carbon, photographic, or other reproduction of this Mortgage, or any financing statement relating to this Mortgage, shall be sufficient as a financing statement.

          Section 5.11  References.  All references to "Article" "Articles,"
                        ----------
"Section," "Sections," "Subsection," or "Subsections" contained herein are, unless specifically indicated otherwise, references to articles, sections and subsections of this Mortgage.

          Section 5.12.  Captions.  The captions, headings, and arrangements
                         --------
used in this Mortgage are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

          Section 5.13   Notices.   Except as otherwise specifically provided
                         -------
herein, any notice, payment, demand, or communication required or permitted to be given by any provision of this Mortgage shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier or registered or certified mail,

          If to Mortgagee:

               MHC Lending Limited Partnership
               c/o Manufactured Home Communities, Inc.
               Two North Riverside Plaza, Suite 800
               Chicago, Illinois 60606
               Attention: President

            With a copy to:

               Manufactured Home Communities, Inc.
               Two North Riverside Plaza, Suite 800
               Chicago, Illinois 60606
               Attention: General Counsel

            If to MPI:

               Meadows Preservation, Inc.
               2555 PGA Boulevard,
               Palm Beach Gardens, Florida 33410
               Attention: President

Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally or by nationally recognized overnight courier, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid. Mortgagee or Mortgagor may from time to time specify a different address by notice to the other.

          Section 5.14   Limit on Remedies.  Notwithstanding any provision
                         -----------------
contained herein or in any of the other Loan Documents to the contrary, in the event that Mortgagee shall fail to give any notice to any Person under this Mortgage, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to force Mortgagee to give such notice and to have any action of such Person postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Mortgagee, and no Person shall have any right to damages (whether actual or consequential) or any other type of relief against Mortgagee not specifically provided for herein, all of which damages or other relief are hereby expressly waived. The foregoing is not intended and shall not be deemed under any circumstances to require Mortgagee to give notice of any type or nature to any Person except as expressly required hereby or thereby, or by Applicable Law.

          Section 5.15   Governing Law.  This Mortgage is being executed and
                         -------------
delivered, and is intended to be performed, in the State of Florida, and the substantive and procedural laws of such state shall govern the validity, construction, enforcement and interpretation of this Mortgage, unless otherwise specified herein or unless Applicable Law requires the application of such laws.

          Section 5.16   Relationship.  Nothing contained in this Mortgage, the
                         ------------
Note or the other Loan Documents, nor the acts of the parties hereto shall be construed to create a relationship of principal and agent, partnership or joint venture between Mortgagor and Mortgagee.

          Section 5.17   Attorneys' Fees.  If this Mortgage shall be foreclosed,
                         ---------------
or if any of the Loan Documents is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, there shall be included in the computation of the sums secured hereby, to the extent permitted by Applicable Law, the amount of the fee for the services of the attorney retained by Mortgagee in the foreclosure action or proceeding, and all disbursements, costs, allowances and additional allowances provided by Applicable Law.

          Section 5.18   Consent to Service of Process and Jurisdiction, Waiver
                         ------------------------------------------------------
of Trial by Jury. MORTGAGOR IRREVOCABLY (A) AGREES THAT ANY SUIT, ACTION OR
----------------
OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, MAY BE BROUGHT IN THE STATE OF FLORIDA IN A COURT LOCATED IN PALM BEACH COUNTY, OR THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, (B) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MORTGAGOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY SERVICE OF COPIES OF SUCH PROCESS TO MORTGAGOR AT ITS ADDRESS PROVIDED IN SECTION 5.13 HEREOF. NOTHING IN THIS SECTION 5.18, HOWEVER,
                    ------------                         ------------
SHALL AFFECT THE RIGHT OF MORTGAGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE

LAW OR AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST MORTGAGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. MORTGAGOR HEREBY WAIVES AND MORTGAGEE BY ITS ACCEPTANCE OF THIS MORTGAGE HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS MORTGAGE, WHICH WAIVER IS INFORMED AND VOLUNTARY.

          Section 5.19   Future Advances.  In addition to all other Indebtedness
                         ---------------
secured by this Mortgage, this Mortgage shall secure also and constitute a first lien on the Mortgaged Property for all future advances made by Mortgagee to Mortgagor for any purpose under the Loan within twenty (20) years from the date of this Mortgage to the same extent as if such advances were made on the date of the execution of this Mortgage. Any such advances may be made at the option of Mortgagee. The total amount of Indebtedness, including future advances, that is secured by this Mortgage, may increase or decrease from time to time, but shall not exceed a maximum principal amount of Twelve Million Three Hundred Forty-one Thousand Six Hundred Ninety-three 46/100 Dollars ($12,341,693.46) at any one time, plus interest thereon and any disbursements made by Mortgagee for the payment of taxes, levies or insurance on all or any part of the Mortgaged Property encumbered by this Mortgage, with interest on such disbursement.

          Section 5.20   Non-Recourse.  If an Event of Default has occurred,
                         ------------
Mortgagee shall have all rights reserved in the Note, this Mortgage and every other Loan Document and shall have full recourse to the Mortgaged Property and to the other collateral given by Mortgagor to secure the Obligations; provided,
                                                                      --------
however, that any judgment obtained by Mortgagee in any proceeding to enforce
-------
such rights shall be enforced only against the Mortgaged Property and such other collateral; accordingly, except as otherwise provided below, neither Mortgagor nor any shareholder thereof shall be personally obligated or liable for the observance or performance of any of the obligations of Mortgagor under this Mortgage, or any other Loan Document including the payment of any of the Obligations, whether by enforcement of a money judgment, judgment or order for specific performance or otherwise. Notwithstanding the foregoing, Mortgagee shall not in any way be prohibited from naming Mortgagor or any of its successors or assigns or any Person holding under or through them as parties to any actions, suits or other proceedings initiated by Mortgagee to enforce such rights or to foreclose its Mortgage lien or otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the Obligations; provided, however, that any judgment obtained by
                            --------  -------
Mortgagee in any proceeding to enforce such rights shall be enforced only against the Mortgaged Property and such other collateral. The foregoing restriction shall not apply to, and Mortgagor shall be personally liable for, any losses, damages, costs and expenses incurred by Mortgagee as a result of (A) any material misstatement of fact (1)
made by Mortgagor or any person or entity constituting Mortgagor to induce Mortgagee to advance the Loan or (2) contained in any Loan Document to the knowledge of Mortgagor, (B) fraud committed by Mortgagor or any person or entity constituting Mortgagor, (C) application by Mortgagee of any insurance proceeds, condemnation awards, trust funds, or Rents in a manner which is not in accordance with the provisions of this Mortgage, (D) default with respect to any of the covenants contained in Section 2.20, Section 2.21, Section 2.22 or
                              ------------  ------------  ------------
Section 2.23 hereof, (E) any default with respect to Mortgagor's obligations to
------------
pay Impositions pursuant to Section 2.8 hereof or to pay insurance premiums
                            -----------
pursuant to Section 2.9 hereof, or (F) any loss, damage, expense or liability on
            -----------
the part of Mortgagee (including, without limitation, attorneys fees and disbursements) arising from, in respect of, as a consequence of, or in connection with any of the following: (1) the existence of any circumstances or the occurrence of any action described in clause (i) of Section 2.20 hereof; (2)
                                                        ------------
claims asserted by any Person (including, without limitation, any Governmental Authority), in connection with or in any way arising out of the presence, storage, use disposal, generation, transportation, or treatment of any Hazardous Substances on, in or under the Mortgaged Property; (3) the violation or claimed violation of any Environmental Laws in regard to the Mortgaged Property after the date of this Mortgage; or (4) the preparation of an environmental audit on the Mortgaged Property, whether conducted or authorized by Mortgagor, Mortgagee, or a third party or the implementation or any environmental audit's recommendations, if such audit reveals that the Mortgaged Property is not in compliance with the applicable provisions under this Mortgage. Notwithstanding anything in this Section 5.20 to the contrary, if Mortgagor enters into a management agreement with respect to the Property with an affiliate of Mortgagee, and for so long as such management agreement shall be continuing, the provisions of clauses (D), (E) and (F) of this Section 5.20 shall not apply (other than with respect to acts affirmatively taken by Assignor).

          IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first written above.

WITNESS:                           MORTGAGOR:

                                   MEADOWS PRESERVATION, INC.,
/s/___________________________     a Florida corporation
Name

WITNESS:                           By:  /s/ Theresa Tyrrell
                                        Name:  Theresa Tyrrell
                                        Title: President
/s/___________________________
Name:

The undersigned hereby certifies
that the address of the within
Mortgagee is:

          c/o Manufactured Home Communities, Inc.
          Two North Riverside Plaza, Suite 800
          Chicago, Illinois 60606

Certified by:  /s/ David W. Fell
               Name:  David W. Fell
               On behalf of Mortgagee

                         )
STATE OF FLORIDA         )  ss:
                         )
___________ COUNTY       )
                         )


          The foregoing instrument was acknowledged before me this __ day of December, 1997, by ______________________ as ____________________ of Meadows
Preservation, Inc., a Florida. He/She is personally known to me or has produced a driver's license as identification.


                                        /s/_________________________
                                        Notary Public
                                        Name of Notary Printed:


                                        _________________________________
                                        (NOTARY SEAL)


My commission expires:
My commission number is:

                                                                       Exhibit A


PARCEL 1
--------

From the center of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida; thence N.0 degrees 30'10"E. along the North-South quarter line of the said Section 5 a distance of 275 feet to the point of beginning; thence continue N.0 degrees 30'10"E. Along the said North-South quarter line a distance of 1050.85 feet to a point, thence S.89 degrees 51'42"W. a distance of 1050.85 feet to a point, thence S.89 degrees 51'42"W. a distance of 1323.60 feet to a point; thence S.0 degrees 47'20"W. a distance of 1252.40 feet to a point in the Northerly right-of-way line of PGA Boulevard, as now laid out and in use; thence
S.89 degrees 07'28"E. along said northerly right-of-way line a distance of
789.81 feet to a point; thence N.0 degrees 30'10"E. a distance of 225 feet to a point; thence S.89 degrees 07'28"E. a distance of 540 feet to the point of beginning.

PARCEL 2
--------

The South 636.0 feet of the North one-half of the Southwest quarter of the Northwest quarter, of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.

TOGETHER WITH:

The North ten feet of the South 646 feet of the North half of the Southwest quarter of the Northwest quarter; and, the North ten feet of the South half of the Southwest quarter of the Northwest quarter; Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.

                                   Exhibit B
                                   ---------

                            Permitted Excumbrances
                            ----------------------

1. General Taxes for the year 1998 and subsequent years which are not due and payable.

2. Any lien arising under chapter 159, Florida Statutes, in favor of any city, town, village or port authority for unpaid service charges for service by any water system, sewer system, or gas system servicing the lands described herein.

3. Resolution fixing setback requirements for Building and Improvements on Prosperity Farms Road filed August 14, 1956, recorded in Deed Book 1150, Page 659.

4. Right-of-Way Easement granted to SOUTHERN BELL TELEPHONE & TELEGRAPH COMPANY by instrument filed October 21, 1968, recorded in Official Record Book 1681, Page 296.

5. Easement granted to FLORIDA POWER & LIGHT COMPANY by instrument filed November 11, 1971, recorded in Official Record Book 1950, Page 213.

6. Easement granted to FLORIDA POWER & LIGHT COMPANY by instrument filed October 12, 1972, recorded in Official Record Book 2748, Page 1442.

7. Easement Grant for Storm Drainage to ROYAL AMERICAN INDUSTRIES, INC., A DELAWARE CORPORATION filed November 25, 1981, in Official Record Book 3633, Page 608.

                         MORTGAGE EXTENSION AGREEMENT
                         ----------------------------


     THIS MORTGAGE EXTENSION AGREEMENT, dated March 30, 1998 (this "Agreement"),
                                                                    ---------
is made by and between MHC LENDING LIMITED PARTNERSHIP, an Illinois limited partnership having an office at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800 Chicago, Illinois 60606 (together with its successors and assigns, "Mortgagee"), and MEADOWS PRESERVATION, INC., a Florida
                         ---------
corporation having an office at 2555 PGA Boulevard, Palm Beach Gardens, Florida 33410 ("Mortgagor").
        ---------


                             W I T N E S S E T H:
                             --------------------


     WHEREAS, Mortgagee is the holder of a Promissory Note, dated December 18, 1997, in the principal amount of $12,341,693.46 (the "Note"), made by Mortgagor
                                                      ----
and due and payable on the date (the "Maturity Date") that is the earlier of (i)
                                      -------------
ninety (90) days after December 18, 1997 or (ii) ten (10) days after the date upon which Mortgagor delivers to Mortgagee's affiliate, Blue Ribbon Communities Limited Partnership, an affiliate of Manufactured Home Communities, Inc. (collectively, "MHC"), written notice pursuant to Section II(1) of that certain
                ---
term sheet dated December 12, 1997 between MHC and Mortgagor;

     WHEREAS, the Note is secured, among other things, by a Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents (the "Mortgage"), dated December 18, 1997, and recorded on December 19,
            --------
1997 in Official Record Book 10145, Page 1538 of the Public Records of Palm Beach County, Florida;

     WHEREAS, the Mortgage constitutes a lien on the property more particularly described on Exhibit A attached hereto, together with the improvements thereon;
             ---------

     WHEREAS, as of the date of this Agreement, the principal amount outstanding under the Note and the Mortgage is $12,341,693.46, with interest thereon at the rate set forth in the Note; and

     WHEREAS, the parties have agreed to extend the Maturity Date, as hereinafter set forth.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor and Mortgagee hereby covenant and agree as follows:

     1.   Extension of Maturity Date. Mortgagee hereby extends the Maturity Date
          --------------------------
to the earlier of (i) thirty (30) days after the execution of a partnership agreement between Mortgagor and Blue Ribbon Communities Limited Partnership or
(ii) July 31, 1998.

     2.   Principal and Interest Payments.  Mortgagor, in consideration of the
          -------------------------------
above extension and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby agrees to pay the principal indebtedness set forth above and all interest accrued thereon on or before the Maturity Date, as extended by Section 1 of this Agreement, and to comply with all of the other
               ---------
terms of the Note and the Mortgage, except to the extent expressly modified by this Agreement.

     3.   No Defenses. Mortgagor hereby agrees and acknowledges that there are
          -----------
no defenses or offsets to the Note, the Mortgage or the debt secured by the Mortgage.

     4.   No Other Changes.  Except as expressly modified by this Agreement, all
          ----------------
of the covenants and agreements contained in the Note and/or the Mortgage remain unchanged and in full force and effect.


     5.   Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Florida, without reference to its conflict of laws rules.

     6.   Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall constitute an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



WITNESS:                 MORTGAGOR:


 /s/                     MEADOWS PRESERVATION, INC., a Florida
-------------------
                         corporation


WITNESS:
                         By: /s/ Richard McCann
 /s/                     Name: Richard McCann
-------------------
                         Title: President



                         MORTGAGEE:

                         MHC LENDING LIMITED PARTNERSHIP, an
                         Illinois limited partnership



WITNESS:                 By:  MHC Lending-QRS, Inc., an Illinois
                              corporation

/s/
-------------------

                              By: /s/ Ellen Kelleher
WITNESS:                      Name: Ellen Kelleher
                              Title: Executive Vice President/
                                     General Counsel

/s/
-------------------

_________________________
                          )
STATE OF FLORIDA          )  ss:
                          )
_______________ COUNTY    )
_________________________ )

The foregoing instrument was acknowledged before me this __ day of March, 1998, by ____________________ as ____________________ of Meadows Preservation, Inc., a
Florida corporation. He/She is personally known to me or has produced driver's license as identification.



                              ________________________________
                              Notary Public

     Name of Notary Printed:



___________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
_________________________ )



The foregoing instrument was acknowledged before me this __ day of March, 1998, by ____________________ as ____________________ of MHC Lending-QRS, Inc.,
General Partner of MHC Lending Limited Partnership, an Illinois limited partnership. He/She is personally known to me or has produced driver's license as identification.



                              ________________________________
                              Notary Public

     Name of Notary Printed:

                       MORTGAGE EXTENSION AND AMENDMENT AGREEMENT
                       ------------------------------------------


     THIS MORTGAGE EXTENSION AND AMENDMENT AGREEMENT, dated August 19, 1998 (this "Agreement"), is made by and between MHC LENDING LIMITED PARTNERSHIP, an
       ---------
Illinois limited partnership having an office at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800 Chicago, Illinois 60606 (together with its successors and assigns, "Mortgagee"), and MEADOWS
                                            ---------
PRESERVATION, INC., a Florida corporation having an office at 2555 PGA Boulevard, Palm Beach Gardens, Florida 33410 ("Mortgagor").
                                               ---------


                             W I T N E S S E T H:
                             --------------------


     WHEREAS, Mortgagee is the holder of a Promissory Note, dated December 18, 1997, in the principal amount of $12,341,693.46 (the "Note"), made by Meadows
                                                      ----
Preservation, Inc. ("MPI-1") and due and payable on the date set forth in the Note;


     WHEREAS, the Note is secured, among other things, by a Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents (the "Mortgage"), dated December 18, 1997, and recorded on December 19,
            --------
1997 in Official Record Book 10145, Page 1538 of the Public Records of Palm Beach County, Florida;

     WHEREAS, the maturity date of the Note and Mortgage was extended by that certain Mortgage Extension Agreement dated March 30, 1998 (the "Mortgage
                                                                --------
Extension") recorded on May 14, 1998 in Official Record Book 10403, Page 97 of
---------
the Public Records of Palm Beach County, Florida;

     WHEREAS, as of the date of this Agreement, the principal amount outstanding under the Note and the Mortgage is $12,341,693.46, with interest thereon at the rate set forth in the Note; and

     WHEREAS, Mortgagor, the successor by mergers to MPI-1, and Mortgagee have agreed to further extend the Maturity Date and to modify the Mortgage, as hereinafter set forth.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor and Mortgagee hereby covenant and agree as follows:

     1.  Extension of Maturity Date.  Mortgagee hereby extends the Maturity Date
         --------------------------
to the earlier of (i) thirty (30) days after the execution of a partnership agreement between Mortgagor and Blue Ribbon Communities Limited Partnership or
(ii) November 30, 1998.

     2.  Principal and Interest Payments.  Mortgagor, in consideration of the
         -------------------------------
above extension and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby agrees to pay the principal indebtedness set forth above and all interest accrued thereon on or before the Maturity Date, as extended by Section 1 of this Agreement, and to comply with all of the other
               ---------
terms of the Note and the Mortgage, except to the extent expressly modified by this Agreement.

     3.  Replacement of Exhibit A.  Exhibit A attached to the Mortgage and the
         ------------------------
Mortgage Extension is hereby replaced by Exhibit A attached hereto.

     4.  No Defenses. Mortgagor hereby agrees and acknowledges that there are no
         -----------
defenses or offsets to the Note, the Mortgage or the debt secured by the Mortgage.

     5.  No Other Changes.  Except as expressly modified by this Agreement, all
         ----------------
of the covenants and agreements contained in the Note and/or the Mortgage remain unchanged and in full force and effect.


     6.  Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Florida, without reference to its conflict of laws rules.

     7.  Counterparts. This Agreement may be executed in counterparts, each of
         ------------
which shall constitute an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



WITNESS:                    MORTGAGOR:


 /s/                        MEADOWS PRESERVATION, INC., a Florida
------------------
                            Corporation


WITNESS:
                            By: /s/ Mary Bachiochi
 /s/                        Name: Mary Bachiochi
------------------
                            Title: Treasurer



                            MORTGAGEE:

                            MHC LENDING LIMITED PARTNERSHIP, an
                            Illinois limited partnership


WITNESS:                    By:  MHC Lending-QRS, Inc., an Illinois
                                 corporation

/s/
------------------
                                 By:  /s/ David W. Fell
WITNESS:                         Name: David W. Fell
                                 Title: Vice President
/s/
------------------

_________________________

                          )
STATE OF FLORIDA          )  ss:
                          )
_______________ COUNTY    )
_________________________ )

The foregoing instrument was acknowledged before me this __ day of August, 1998, by ____________________ as ____________________ of Meadows Preservation, Inc., a
Florida corporation. He/She is personally known to me or has produced driver's license as identification.



                              ________________________________
                              Notary Public

     Name of Notary Printed:



___________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
_________________________ )



The foregoing instrument was acknowledged before me this __ day of August, 1998, by ____________________ as ____________________ of MHC Lending-QRS, Inc.,
General Partner of MHC Lending Limited Partnership, an Illinois limited partnership. He/She is personally known to me or has produced driver's license as identification.



                              ________________________________
                              Notary Public

     Name of Notary Printed: